UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 16, 2016
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Role of Principal Officer

On February 17, 2016, the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) modified the role of Dinyar B. Mistry by appointing Mr. Mistry to the additional positions of Senior Vice President, Human Resources, of PG&E Corporation and the Utility, effective March 1, 2016. Mr. Mistry currently occupies the roles of Vice President and Controller of PG&E Corporation and Vice President, Chief Financial Officer, and Controller of the Utility, and will continue to serve in these roles until his successor is appointed. In connection with Mr. Mistry’s new role, Mr. Mistry’s compensation was revised, as indicated in the table under “Summary of 2016 Compensation” below.

Approval of 2016 Awards Pursuant to the PG&E Corporation 2014 Long-Term Incentive Plan (“LTIP”)

On February 16, 2016, the Compensation Committee (the “Committee”) of the PG&E Corporation Board of Directors approved the terms and total values of awards to be granted under the LTIP on March 1, 2016 (the “Grant Date”) to the officers of PG&E Corporation and the Utility, including the officers named in the table below. (The independent members of the applicable Board of Directors approved the total value of LTIP awards for Anthony F. Earley, Jr., Nickolas Stavropoulos, and Geisha J. Williams on February 17, 2016.)

The 2016 awards will consist of restricted stock units ("RSUs") and performance shares. The number of RSUs granted to each officer will be determined by dividing 40% of the officer’s total award value (as shown in the table under “Summary of 2016 Compensation” below) by the closing price of a share of PG&E Corporation common stock on the Grant Date. The RSUs will vest in three equal annual installments on the first business day of March in 2017, 2018, and 2019.

The Committee approved the award of two types of performance shares:

•	Performance shares subject to financial goals based on PG&E Corporation’s total shareholder return (“TSR”) measured by stock price appreciation and dividends over the three-year performance period, as compared to the TSR of comparator companies during the same period. These performance shares will comprise 50% of the total award value.

•	Performance shares subject to two equally weighted goals:

◦	Safety goal based on the number of recordable incidents (as defined by the Occupational Safety and Health Administration (“OSHA”)) that result in at least one lost workday.

◦	Customer affordability goal based on expense reductions achieved through operating and maintenance efficiency improvements as compared to actual costs incurred during 2014.

Performance shares subject to safety and customer affordability goals will comprise 10% of the total award value.

The number of each type of performance shares to be granted will be determined by dividing the proportionate amount of the total award value, based on the percentages described above, by the Grant Date fair value of each type of performance share as determined under applicable accounting rules. The Committee has established threshold, target, and maximum performance targets for each performance measure, the achievement of which will result in payout percentages of 25%, 100%, and 200% respectively. If the results fall between the threshold and target goals or between the target and maximum goals, the payout percentage for the applicable performance shares will be determined according to a payout scale. Performance shares will vest, if at all, following the Committee’s certification of the extent to which performance goals were achieved at the end of the associated performance period.

Vested RSUs and performance shares will be settled on a “net issuance basis” by the issuance of a number of shares of PG&E Corporation common stock equal to the number of vested RSUs and performance shares, reduced by a number of shares having an aggregate value equal to the applicable taxes and other amounts required to be withheld. RSUs and performance shares accrue dividend equivalents. Dividend equivalents accrued on RSUs are paid in cash, subject to the same terms and conditions as the underlying RSUs. Dividend equivalents accrued on performance shares are paid in cash, based on the same payout percentage used to determine the payout amount, if any, with respect to the underlying performance shares.

The 2016 awards contain substantially the same termination, death, disability, retirement, and change in control provisions as the corresponding awards granted on March 2, 2015 under the PG&E Corporation LTIP.

Approval of 2016 Short-Term Incentive Plan (“2016 STIP”)

On February 16, 2016, the Committee also approved the performance measures and targets for the 2016 STIP under which officers and employees of PG&E Corporation and the Utility are provided the opportunity to earn cash awards to the extent that the performance goals in the areas of employee and public safety, customer satisfaction and electric reliability, and financial performance are met. The performance measures, targets, and weightings of the 2016 STIP components are shown in the following table:

Weight	2016 STIP Performance Measures	Threshold	Target	Maximum
50%	Safety
	Nuclear Operations
	Diablo Canyon Power Plant (DCPP) Reliability and Safety Indicator (1)
4%	DCPP Unit 1 Score	94.20	98.70	100.00
4%	DCPP Unit 2 Score	94.20	98.70	100.00
	Electric Operations
5%	Transmission and Distribution Wires Down (2)	3,000	2,572	2,400
5%	911 Emergency Response (3)	95.0%	97.5%	98.5%
	Gas Operations
6%	Gas In-Line Inspection and Upgrade Index (4)	0.500	1.000	2.000
5%	Gas Dig-ins Reduction (5)	2.18	2.03	1.96
5%	Gas Emergency Response (6)	22.0	21.0	20.0
	Employee Safety
6%	Lost Workday Case Rate (7)	0.353	0.320	0.275
6%	Serious Preventable Motor Vehicle Incident Rate (8)	0.252	0.239	0.226
4%	Timely Reporting of Injuries (9)	64.0%	67.1%	70.2%
25%	Customer
15%	Customer Satisfaction Score (10)	75.5	75.7	76.3
10%	System Average Interruption Duration Index (11)	101.10	96.30	93.90
25%	Financial
25%	Earnings from Operations (12)	−	−	−
____________________________________________

(1) Diablo Canyon Power Plant (“DCPP”) Reliability and Safety Indicator—Year-end score of 12 performance indicators as reported to the Institute of Nuclear Power Operations for DCCP Units 1 and 2.

(2) Transmission and Distribution Wires Down—Number of unplanned sustained outage events involving at least one downed overhead electric transmission or primary distribution conductor.
(3) 911 Emergency Response—Percentage of time that Utility personnel are on site within 60 minutes after receiving a 911 call of a potential Utility electric hazard.
(4) Gas In-Line Inspection and Upgrade Index—Index measuring the Utility’s ability to complete planned in-line inspections and pipeline retrofit projects.
(5) Gas Dig-ins Reduction—Number of third-party dig-ins to gas assets per 1,000 Underground Service Alert tickets.
(6) Gas Emergency Response—Average response time (in minutes) to an immediate response gas emergency order.
(7) Lost Workday Case Rate—Number of recordable incidents (as defined by OSHA) that result in a lost workday per 200,000 hours worked (or for approximately every 100 employees).
(8) Serious Preventable Motor Vehicle Incident (“SPMVI”) Rate—Number of SPMVIs occurring that the driver could have reasonably avoided, per 1 million miles driven.
(9) Timely Reporting of Injuries—Percentage of work-related injuries reported to the 24/7 PG&E Nurse Report Line within one day of the incident.
(10) Customer Satisfaction Score—Overall satisfaction of customers with the products and services offered by the Utility, as measured through a quarterly survey.
(11) System Average Interruption Duration Index —Total time that the average customer is without electric power during a given time period (measured in number of minutes).
(12) Earnings from Operations—PG&E Corporation’s actual earnings from operations compared to budget. The financial measure is not calculated in accordance with generally accepted accounting principles (“GAAP”). Earnings from operations consists of income available for common shareholders, as calculated in accordance with GAAP, but excludes items impacting comparability which represent income or expenses that are not considered to be part of normal ongoing core operations.

The Committee retains complete discretion to determine and pay all 2016 STIP awards to officers and non-officer employees. This includes discretion to reduce the final score on any and all measures downward to zero. Upon recommendation of the PG&E Corporation Chief Executive Officer, the Committee may apply an individual performance modifier (0% to 150%) to an officer’s award.

Summary of 2016 Compensation

The following table shows the total values of the 2016 awards under the LTIP, the 2016 STIP participation rates, and the base salaries assumed to be earned during 2016 that would be used to calculate potential STIP payments for each of the identified officers:

Officer	Total Value of LTIP Awards	Base Salary (1)	2016 STIP Participation Rate (% of Base Salary)
Anthony F. Earley, Jr.	$7,500,000	$1,325,000	125%
Nickolas Stavropoulos	2,250,000	665,000	75%
Geisha J. Williams	2,250,000	700,000	75%
Jason P. Wells	2,000,000	500,000	75%
Hyun Park	1,200,000	638,800	65%
Dinyar B. Mistry (2)	600,000	410,000	55%
___________________

(1) Includes salary increases, if any, that will take effect on March 1, 2016. Actual payout under the 2016 STIP will be determined based on the total amount of base salary earned during the fiscal year.
(2) Mr. Mistry’s 2016 compensation reflects his promotion to Senior Vice President, Human Resources of PG&E Corporation and the Utility, that will become effective March 1, 2016 (see ”Change in Role of Principal Officer” above). Mr. Mistry currently occupies the roles of Vice President and Controller of PG&E Corporation and Vice President, Chief Financial Officer, and Controller of the Utility. He will cease serving in these roles after his successor is appointed.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2016, the Board of Directors of PG&E Corporation adopted amendments to PG&E Corporation’s Bylaws (the “Bylaws”) to implement “proxy access” provisions that permit a nominating group of 20 or fewer shareholders who have continuously held at least 3 percent of PG&E Corporation’s shares of outstanding common stock for at least three years to nominate up to the greater of two nominees or 20 percent of the existing Board seats, provided that the nominating shareholder (or shareholders) and the shareholder nominee(s) satisfy requirements set forth in the Bylaws. These amendments were adopted by the Board of Directors of PG&E Corporation after considering a variety of views on proxy access, including those of PG&E Corporation’s largest shareholders.

Any nomination notice provided pursuant to these proxy access provisions must be submitted to the Corporate Secretary of PG&E Corporation not less than 120 days nor more than 150 days prior to the anniversary of the date that PG&E Corporation mailed its proxy statement for the prior year’s annual meeting of shareholders.

The amendments became effective upon adoption.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which (marked to show changes from the prior version) is attached as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit 3.1	Bylaws of PG&E Corporation effective February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	LINDA Y.H. CHENG
Dated: February 19, 2016		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	LINDA Y.H. CHENG
Dated: February 19, 2016		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

Exhibit Index

Exhibit 3.1	Bylaws of PG&E Corporation effective February 17, 2016